                                                REGISTRATION STATEMENT NO. _____

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             -----------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                           --------------------------

                              ARGUSS HOLDINGS, INC.
                     (FORMERLY KNOWN AS CONCEPTRONIC, INC.)
             (Exact Name of Registrant as Specified in Its Charter)

DELAWARE                                                              02-0413153
(State or Other Jurisdiction                                    (I.R.S. Employer
of Incorporation or Organization)                            Identification No.)

                                ONE CHURCH STREET
                            ROCKVILLE, MARYLAND 20850
                    (Address of Principal Executive Offices)
                  --------------------------------------------

                  ARGUSS HOLDINGS, INC. 1991 STOCK OPTION PLAN
                            (Full Title of the Plan)
               ---------------------------------------------------

                                ARTHUR F. TRUDEL
                             CHIEF FINANCIAL OFFICER
                              ARGUSS HOLDINGS, INC.
                                ONE CHURCH STREET
                            ROCKVILLE, MARYLAND 20850
                     (Name and Address of Agent for Service)
                                 (301) 315-0027
          (Telephone Number, Including Area Code, of Agent For Service)

===================================================================================================================================
                                                     CALCULATION OF REGISTRATION FEE
===================================================================================================================================
                                                                 Proposed Maximum           Proposed Maximum         Amount of
   Title of Securities to be             Amount to be             Offering Price               Aggregate         Registration Fee
           Registered                   Registered (1)               Per Share               Offering Price
-----------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.01
per share                               575,000 shares
-----------------------------------------------------------------------------------------------------------------------------------
Shares Underlying Options
Granted
                                        110,000 shares           $4.75 - $5.50 (2)          $  567,500.00 (2)      $   171.97
-----------------------------------------------------------------------------------------------------------------------------------
Shares Underlying Options
Available for Grant                     465,000 shares                   $7.00 (3)          $3,255,000.00 (3)      $   986.36
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL:                                  575,000 shares                                      $3,822,500.00          $ 1,158.33
===================================================================================================================================

(1) Plus, in accordance with Rule 416(a) of the Securities Act of 1933, as amended (the "Securities Act"), such indeterminate number of shares as may become subject to options under the Arguss Holdings, Inc. 1991 Stock Option Plan (the "Plan") as a result of the adjustment provisions therein.

(2) The registration fee for shares of Common Stock issuable upon exercise of outstanding options under the Plan was calculated pursuant to Rule 457(h) of the Securities Act using the prices at which such options may be exercised.

(3) Estimated solely for the purpose of determining the amount of the registration fee and, pursuant to Rules 457(c) and 457(h) of the Securities Act, based upon the average of the bid and asked prices of the Common Stock reported by the National Association of Securities Dealers, Inc. on May 7, 1996.

Approximate date of commencement of proposed sale to the public: The Common Stock obtained upon the exercise of options issued pursuant to the Plan may be offered and sold by the holders thereof from time to time after the effectiveness of this Registration Statement.

         The contents of Registration Statement No. 333-19277 are incorporated by reference herein.

         Prior to May, 1997, Arguss Holdings, Inc. (the "Company") operated under the name "Conceptronic, Inc." During the second quarter of 1997, management and shareholders of the Company adopted a plan providing for the internal restructuring of the Company whereby the Company became a holding company and its operating assets were held by wholly-owned operating subsidiaries. Accordingly, in May, 1997, the Company transferred substantially all of its Conceptronic, Inc. operating assets to a newly-formed, wholly-owned, subsidiary of the Company, and the Company changed its name to "Arguss Holdings, Inc." The subsidiary then adopted the name "Conceptronic, Inc."

EXHIBITS.

         5. Opinion of Robinson & Cole LLP regarding legality (filed herewith).

         23(a).   Consent of KPMG Peat Marwick LLP (filed herewith).

         23(b).   Consent of Robinson & Cole LLP (contained in Exhibit 5).

         24.      Power of Attorney (filed herewith as part of the Signature
                  Page).

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rockville, State of Maryland, on this 9th day of May, 1997

                                                 ARGUSS HOLDINGS,
                                                 INC.


                                                By: /s/ Rainer H. Bosselmann
                                                    -------------------------
                                                    Rainer H. Bosselmann
                                                    Chairman of the Board and
                                                    Chief Executive Officer


                                POWER OF ATTORNEY

                  KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Rainer H. Bosselmann and Richard A. Krantz his true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes may lawfully do and cause to be done by virtue thereof.

                  Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on May 9, 1997 in the capacities indicated.

        Signature                                        Title
        ---------                                        -----
/s/ Ranier H. Bosselmann                    Principal Executive Officer,
-------------------------------             and Director
    Rainer H. Bosselmann



/s/ Arthur F. Trudel                        Principal Financial Officer and
-------------------------------             Principal Accounting Officer
    Arthur F. Trudel



/s/ William A. Barker                       Director
-------------------------------
    William A. Barker



/s/ James D. Gerson                         Director
-------------------------------
    James D. Gerson



/s/ Richard S. Perkins, Jr.                 Director
-------------------------------
    Richard S. Perkins, Jr.



/s/ Garry A. Prime                          Director
-------------------------------
    Garry A. Prime



/s/ John A. Rolls                           Director
-------------------------------
    John A. Rolls



/s/ Peter L. Winslow                        Director
-------------------------------
    Peter L. Winslow

                                INDEX TO EXHIBITS

EXHIBIT NO.       EXHIBIT                                PAGE NO.
-----------       -------                                --------
5.                Opinion of Robinson & Cole LLP.        ____
                  regarding legality.

23(a).            Consent of KPMG Peat Marwick
                  LLP.

23(b).            Consent of Robinson & Cole LLP         Contained in Exhibit 5 on Page ___.

24.               Power of Attorney                      Filed as part of the Signature Page on
                                                         Page  ___.